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[MILBERG WEISS LOGO]

                                                                    Exhibit 5.1


                                                              February 15, 2005


To the Subscribers Listed on Exhibit A
Attached Hereto

         Re:      Conolog Corporation
                  -------------------

Ladies and Gentlemen:

         We are counsel to Conolog Corporation ("Conolog"). This opinion is delivered to you pursuant to Section 5 of the Subscription Agreement dated as December 3, 2004 pursuant to which the Subscribers on Exhibit A are purchasing an aggregate of 1,369,355 shares of the Common Stock of Conolog and warrants to purchase an aggregate of 684,678 shares of the common stock of Conolog (the "Subscription Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Subscription Agreement.

         We have examined originals or copies certified or otherwise identified to our satisfaction of all such records, agreements and other instruments of Conolog as well as certificates of public officials and other documents which we have deemed necessary as a basis of the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as certified, conformed or photocopies. As used herein, the expression "to the best of our knowledge" is limited to our actual knowledge based upon discussions with Conolog's officers.

         You have not asked us to pass upon the Subscribers' power and authority to enter into the Subscription Agreement or to effect the transactions contemplated thereby and, for the purposes of this opinion, we are assuming, without investigation, that (i) the Subscribers have all of the requisite power and authority and has taken all necessary actions to enter into the Subscription Agreement and to effect the transactions contemplated thereby and (ii) the Subscription Agreement (and all ancillary agreements, documents and instruments relating thereto) have been duly executed and delivered by, and are valid and binding on and enforceable against, all parties thereto other than Conolog. We are also assuming the accuracy of the representations and warranties of each of the Subscribers contained in the Subscription Agreement.

         On the basis of the foregoing, we are of the opinion that:

         1. Conolog is a corporation validly existing and in good standing under the laws of the State of Delaware.


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To the Subscribers Listed on Exhibit A
Page 2


         2. Conolog has the requisite corporate power and authority to execute, deliver and perform its obligations under the Subscription Agreement. All required corporate action on the part of Conolog and its officers and directors has been taken for: (i) the authorization of the Subscription Agreement and the performance of all obligations of Conolog thereunder on the Closing Date and
(ii) the authorization, sale, issuance and delivery of the Shares and the Warrants pursuant to the Subscription Agreement. The Shares, when issued pursuant to and in accordance with the terms of the Subscription Agreement upon delivery shall be validly issued and outstanding, fully paid and non-assessable. The issuance and sale of the Warrants and the Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when such Warrant Shares have been duly delivered against payment therefore such Warrant Shares will be validly issued fully paid and non-assessable.

         3. As of the date hereof, the execution, delivery and performance of the Subscription Agreement by Conolog and the consummation of the transactions on its part contemplated by any thereof, does not, with or without the giving of notice or the passage of time or both:

                  (a) violate the provisions of the Certificate of Incorporation or bylaws of Conolog; or

                  (b) to the best of our knowledge, violate any judgment, decree, order or award of any court binding upon Conolog.

         4. As of the date hereof, the Subscription Agreement constitutes valid and legally binding obligations of Conolog, and as of the date hereof is enforceable against Conolog in accordance with its terms, except as limited by:

                  (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) general principles of equity that restrict the availability of equitable or legal remedies.

         5. To the best of our knowledge, the sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         6. To the best of our knowledge, neither the Warrants nor the Warrant Shares issuable upon exercise thereof will be subject to preemptive rights of any stockholder of Conolog.

         7. To the best of our knowledge, there is no action, suit, proceeding or investigation pending or, to our knowledge, currently threatened against Conolog that prevents the right of Conolog to enter into the Subscription Agreement or to consummate the transactions contemplated thereby.



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To the Subscribers Listed on Exhibit A
Page 3

         8. To the best of our knowledge, Conolog is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         9. Assuming the accuracy of the representations and warranties of the Subscribers contained in the Subscription Agreement, the offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). To the best of our knowledge, neither Conolog, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to the Subscription Agreement to be integrated with prior offerings by Conolog for purposes of the Securities Act which would prevent Conolog from selling the Shares pursuant to Regulation S under the Securities Act.

         We note that we are members of the bar of the State of New York and our opinion is limited to matters governed by the federal laws of the United States and the laws of the State of New York.

         This letter is intended solely for your benefit and is not to be quoted or used in any way without the prior written consent of this firm.

                                            Very truly yours,

                                            Milberg Weiss Bershad & Schulman LLP




cc:      Conolog Corporation



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                                                                      SCHEDULE A

 BRISTOL INVESTMENT FUND, LTD.                  SRG CAPITAL OFF-SHORE
 Caledonian House, Jennet Street                Walkers
 George Town, Grand Cayman                      PO BOX 265 GT
 Cayman Islands                                 Walker House, Mary St.
                                                Grand Cayman, Cayman Islands
 CITYPLATZ LIMITED                              BWI
12-14 Finch Road
 Douglas                                        STONESTREET LIMITED
 Isle of Man                                    PARTNERSHIP
 IM99 ITT                                       33 Prince Arthur Avenue
                                                Toronto, Ontario M5R 1B2
 DKR SOUNDSHORE OASIS HOLDING                   Attention: Michael Finkelstein
 FUND LTD.
 29 Richmond Road,                              WHALEHAVEN CAPITAL FUND
 Pembroke HM08,                                 LIMITED
 Bermuda                                        3rd Floor, 14 Par-Laville Road
                                                Hamilton, Bermuda HM08
 DKR SOUNDSHORE STRATEGIC                       Attention: Evan Schemenauer
 HOLDING FUND LTD.
 29 Richmond Road
 Pembroke HM08
 Bermuda

 EXCALIBUR LIMITED PARTNERSHIP
 33 Prince Arthur Avenue
 Toronto, Ontario
 Canada M5R 1B2
 Attention:  Will Hechter

 OMNICRON MASTER TRUST
 c/o Winchester Global Trust Company
 Williams House
 20 Reid Street
 Hamilton HM 11
 Bermuda